U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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                    WORDCRUNCHER INTERNET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
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Utah                                                                  87-0441272
(State of incorporation)                                        (I.R.S. Employer
                                                             Identification No.)
3385 West 1820 South
Salt Lake City, Utah                                                       84118
(Address of principal executive offices)                              (Zip Code)

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If this form relates to the  registration  of a class of debt  securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-79357

Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                            Name of each exchange on which
   to be so registered                            each class is to be registered
   -------------------                            ------------------------------
Common Shares, $0.001 par value per share             NASDAQ SmallCap Market

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         Registrant incorporates by reference the description of Registrant's Common Shares, no par value, set forth in Registrant's Registration Statement on Form S-1 (File number 333-79357) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 3, 1997, as amended (the "Registration Statement"), under the captions "Description of Capital Stock" and "Price Range of Common Stock and Shares Eligible for Future Sale."

Item 2.  Exhibits.

         Exhibit No.                        Description of Exhibit
         -----------                        ----------------------
             1                   Specimen Common Share Certificate of Registrant
                                (Incorporated by reference to Exhibit 4.2 of the
                                 Registration Statement).

             2                   Articles of Incorporation of Registrant
                                (Incorporated by reference to Exhibit 3.1 of the
                                 Registration Statement).


SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        WordCruncher Internet Technologies, Inc.

                                        DATE: September 24, 1999

                                         /S/
                                        ------------------------------------
                                        Kenneth W. Bell
                                        Senior Vice President